UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 1, 2016

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

   N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the existing director and officer, Jason Spatafora resigned as the Company’s Chief Executive Officer. Mr. Spatafora, however, agreed to remain on the Company’s board of directors. On April 4, the Company increased the number of directors constituting the board of directors of the Company to two (2). On April 4, 2016, Jeffrey Greene agreed to be appointed as the Chief Executive Officer of the Company and to serve on the Company’s board of directors.

Jeffrey Greene has an extensive background as a C level leader successfully managing change and solutions for Citigroup, Android, J&J, Amex, AT&T and Island Trading, which was the holding company for Island Records and Interscope. Mr. Greene spent the last 25 years at the C level using disruptive technology to start and restart businesses in consumer goods, retail, banking, healthcare, entertainment and wireless space.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, by and between FBEC Worldwide, Inc. and Jeffrey Greene, dated April 4, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2016

FBEC Worldwide, Inc.

By:	/s/ Jeffrey Greene
Jeffrey Greene Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement, by and between FBEC Worldwide, Inc. and Jeffrey Greene, dated April 4, 2016.

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